                                                                   Exhibit 10.3



                      AMENDED AND RESTATED PROMISSORY NOTE

                                (GARGOYLES, INC.)

$283,100.00                                                 Seattle, Washington
                                                                 March 17, 1995


         FOR VALUE RECEIVED, the undersigned ("Maker") hereby promises to pay to the order of DENNIS BURNS ("Payee"), at 13804 - 252nd Pl. S.E., Issaquah, Washington 98027, or at such other place as the holder hereof may designate, the principal sum of two hundred eighty-three thousand one hundred and no/100 Dollars ($283,100.00), together with interest on the outstanding principal balance as set forth herein.

1.       INTEREST

         1.1      RATE

         Maker agrees to pay interest on the unpaid principal balance hereunder from the date of this Note at the rate of ten and no/100 percent (10.00%) per annum (the "Interest Rate").

         1.2      CALCULATION OF INTEREST

         Interest hereunder shall accrue from day to day and shall be calculated on the basis of actual days elapsed in a 365-day year.

2.       PAYMENTS

         2.1      INTEREST ONLY

         Maker shall pay all accrued interest hereunder on April 15, 1995, and thereafter, in arrears, on the 15th day of each succeeding month through and including September 15, 1995.

         2.2      PRINCIPAL AND INTEREST

         Beginning on October 15, 1995, and thereafter on the 15th day of each succeeding month, Maker shall repay the principal sum of this Note, together with interest as aforesaid, in equal monthly installments, of ten thousand seven hundred four and forty-one/100 Dollars ($10,704.41), until this Note is paid in full. In any event, the outstanding principal of this Note and all accrued and unpaid interest hereunder shall be paid in full not later than March 15, 1998 (the "Maturity Date").

         2.3      IMMEDIATELY AVAILABLE FUNDS

         All payments under this Note shall be paid in immediately available funds, free and clear of any restrictions, conditions, claims, counterclaims, or defenses, and free and clear of and without deductions, set-offs, or withholdings of any nature, present or future.

         3.       LATE FEE

         If any payment due under this Note is not received by Payee within ten
(10) days after such payment was due, Maker shall pay a late fee in the amount of five and no/100 percent of such payment (5.00%), or Fifty and no/100 Dollars ($50.00), whichever is greater. Such late fee is intended as liquidated damages to compensate Payee for his additional administrative costs and overhead incurred in connection with the late payment.

         4.       DEFAULT RATE

         If Maker fails to make any payment when due hereunder, interest shall accrue on the overdue amount from the due date until the date that payment is received at the per annum rate equal to three and no/100 percent (3.00%) above the Interest Rate (the "Default Rate"). Interest at the Default Rate shall be in addition to and not in lieu of any late fee or other charges due under this Note.

         5.       APPLICATION OF PAYMENTS

         Any payment that is received from Maker shall be first applied to the payment of fees, costs and expenses, if any, for which Maker is liable hereunder, next to payment of accrued interest, and last to the reduction of principal.

         6.       DEFAULT

         If Maker defaults in the payment of any amount when due hereunder and such default is not cured within ten (10) calendar days after written notice is received by Maker, then at any time after such cure period, Payee may, at Payee's option, by notice in writing to Maker, declare that the outstanding principal balance of this Note, together with all interest accrued thereon and all costs and expenses due hereunder, is immediately due and payable. Failure to exercise this option, or any other right that Payee may in such event be entitled to, shall not constitute a waiver of the right to exercise such option or any other right in the event of any subsequent default. In such event of default, Maker agrees to pay to Payee all expenses which Payee may incur by reason thereof, including but not limited to reasonable attorneys' fees and disbursements, whether with respect to the investigation of such default of the determination of the application or the pursuit of remedies with respect thereto, or in legal proceedings, or otherwise, and all such expenses of Payee shall become a part of the indebtedness evidenced by this Note, to bear interest at the Default Rate as set forth above. For purposes of this Note, the term "legal proceedings" shall mean and include all litigation, arbitration, bankruptcy, administrative, or similar proceedings, and all appeals therefrom.

         7.       WAIVER OF NOTICES

         Except as provided otherwise in this Note, Maker, all endorsers and all persons liable or to become liable on this Note, waive demand, protest and notice of demand, protest and nonpayment and consent to any and all renewals and extensions in the time of payment hereof.

         8.       ADEQUACY; SUCCESSORS

         In any action or proceeding to recover any sum herein provided for, no defense of adequacy of security or that resort must first be had to security or to any other person shall be asserted. All of the covenants, provisions and conditions herein contained are made on behalf of, and shall apply to and bind the respective successors and assigns of, the parties hereto, jointly and severally. Each and every party signing or endorsing the Note binds himself as principal and not as surety.

         9.       GOVERNING LAW

         This Note shall be governed by and construed in accordance with the laws of the State of Washington.

         10.      NOTICES AND CORRESPONDENCE

         All notices, requests, demands or other communications in connection with this Note shall be in writing and shall be deemed to have been given or made when hand-delivered, or three (3) days after the same is placed in the United States Mails, certified or registered, return receipt requested, to the addresses given below or to such other addresses as the parties may from time to time specify to each other in writing:

                  Maker:                    Gargoyles, Inc.
                                            Attn:  Douglas Hauff
                                            5866 South 194th Street
                                            Kent, Washington 98032

                  Payee:                    Mr. Dennis Burns
                                            13804 - 252nd Pl. S.E.
                                            Issaquah, Washington 98027

         11.      DUE ON SALE

         If Maker should sell, assign, alienate, or transfer, or contract to sell, assign, alienate or transfer, title or possession of any part of Maker's property (excluding Maker's stock) other than in the usual and regular course of its business, Payee may, in his sole discretion, declare that the outstanding principal balance of this Note, together with all interest accrued thereon and all costs and expenses due hereunder, is immediately due and payable.

         12.      TIME IS OF THE ESSENCE

         Time is of the essence in this Note.

         ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         EXECUTED as of the day and year set forth above.

                                     MAKER:

                                     GARGOYLES, INC.



                                     By  /s/  Douglas B. Hauff
                                         --------------------------------------
                                     Its      President
                                         --------------------------------------